EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Energy Infrastructure Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Energy Infrastructure Corporation for the year ended November 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Energy Infrastructure Corporation for the stated period.
/s/ David Schulte	/s/ Terry Matlack
David J. Schulte President and Chief Executive Officer Tortoise Energy Infrastructure Corporation	Terry C. Matlack Chief Financial Officer Tortoise Energy Infrastructure Corporation
Dated:   January 31, 2007
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Tortoise Energy Infrastructure Corporation for purposes of the Securities Exchange Act of 1934.